UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023

Comera Life Sciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-41403	87-4706968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Gill Street
Suite 4650
Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CMRA	The Nasdaq Stock Market LLC
Warrants	CMRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 31, 2023, Comera Life Sciences Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers described below (collectively, the “Purchasers” and each a “Purchaser”), pursuant to which the Company agreed to issue and sell to the Purchasers in a private placement (the “Private Placement”) an aggregate of 7,960,867 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $0.51125 per Share, and accompanying warrants (the “Warrants”) to purchase up to 19,902,191 shares of Common Stock (the “Warrant Shares”) at an exercise price of $0.6135 per Warrant Share, for an aggregate purchase price of approximately $4.1 million. No placement agent was retained, and no placement agent fees are payable in connection with the Private Placement. The Company intends to use the proceeds from the Private Placement for working capital and general corporate purposes.

For purposes of complying with Listing Rules 5635(b) and 5635(d) of The Nasdaq Stock Market LLC, the Private Placement will take place in two separate closings. The first closing was subject to customary representations and warranties and closing conditions and took place on July 31, 2023 (the “First Closing”), and the Company sold an aggregate of 4,399,016 Shares and accompanying Warrants to purchase up to 10,997,550 Shares. The second closing will include the sale and issuance of an additional 3,561,851 Shares and Warrants to purchase up to an additional 8,904,641 Shares (the “Subsequent Closing”) and is conditioned upon, among other customary closing conditions, and is expected to take place following, receipt of stockholder approval of the Private Placement. The Company has agreed to hold an annual or special meeting of its stockholders for the purpose of obtaining such stockholder approval as soon as reasonably possible following the mailing of the proxy statement, but not later than the later of (i) September 15, 2023 or (ii) if the Securities and Exchange Commission (the “SEC”) notifies the Company that it will review the preliminary proxy statement, November 14, 2023. If the stockholders do not approve the Private Placement, the Subsequent Closing will not take place. Each of the Purchasers has agreed to vote all shares of voting capital stock of the Company owned thereby (other than shares acquired at the First Closing) in favor of the Nasdaq Proposal.

The Warrants issued in the First Closing become exercisable on the date that is six months and one day after the First Closing and the Warrants issued in the Subsequent Closing, if such Subsequent Closing is approved by the Company’s stockholders, will be immediately exercisable. All of the Warrants will expire five years from their respective date of issuance and will be subject to customary adjustments. The Warrants contain beneficial ownership limitations that may be waived at the option of each holder upon 61 days’ notice to the Company, but in no event may such beneficial ownership limitation exceed 19.99% of the number of shares of outstanding Common Stock (the “Cap”). If the Company obtains stockholder approval for the Private Placement, the Cap will no longer apply to the Warrants.

Pursuant to the Purchase Agreement, the Purchasers have a right, for one year from the date of execution of the Purchase Agreement, to participate in up to 50% in the aggregate offering amount of any equity securities that the Company may issue or sell, subject to certain limited exceptions. The Company is also restricted, for a period of 90 days after the First Closing, from raising any equity or debt capital, unless such restriction is waived by the majority of the Purchasers, and such waiver not to be unreasonably withheld for offerings deemed to be necessary to regain or maintain compliance with the Nasdaq Listing Rules.

The Purchasers consist of a select group of existing stockholders who are qualified institutional buyers, institutional accredited investors or accredited investors and include Charles Cherington, the beneficial owner of more than 10% of Common Stock prior to the First Closing, The Alexander V. Soane 2019 Irrevocable Trust dated June 7, 2019 and The Nicholas V. Soane 2019 Irrevocable Trust dated June 7, 2019, for each of which David Soane, the beneficial owner of more than 10% of Common Stock prior to the First Closing, serves as trustee, and OTR Acquisition Sponsor LLC, IAF, LLC and Freebird Partners LP, each a beneficial owner of 5% or more of Common Stock prior to the First Closing, each of which participated on the same terms and subject to the same conditions as all other Purchasers.

The Shares and Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers, including that each Purchaser is an “accredited investor,” as defined in Rule 501(a) promulgated under the Securities Act.

In addition, on July 31, 2023, the Company entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the SEC covering resales of the Shares and Warrant Shares by the Purchasers no later than 30 calendar days following the date of the First Closing, and to use its best efforts to have such registration statement declared effective as promptly as possible thereafter. The Company will bear all expenses of such registration of the resale of the Shares and the Warrant Shares.

The foregoing summaries of the Warrants, the Purchase Agreement and the Registration Rights Agreement are subject to, and qualified in their entirety by reference to, the Form of Warrant, the Purchase Agreement and Registration Rights Agreement, which are attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated herein into this Item 3.02.

On July 31, 2023, the Company entered into a Subscription Agreement with a third-party vendor pursuant to which it issued and sold a total of 388,486 shares of Common Stock to the third-party vendor as partial consideration for services rendered, at a purchase price equal to $0.6135 per share, for an aggregate purchase price of approximately $0.2 million. These shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law. The Company relied on this exemption from registration based in part on representations made by the vendor, including that such vendor is an “accredited investor,” as defined in Rule 501(a) promulgated under the Securities Act.

Item 8.01.	Other Events.

On July 31, 2023, the Company issued a press release titled “Comera Life Sciences Announces $4.1 Million Private Placement”. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the beliefs and assumptions of the Company’s management and on information currently available to the Company’s management. Forward-looking statements include statements related to the Subsequent Closing and the expected use of proceeds from the Private Placement. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “could,” “expect,” “may,” “intend,” “should,” “plan,” “will,” “will be,” “would” or similar expressions and the negatives of those terms. Actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC, each of which can be found on the SEC’s website, www.sec.gov, or the investor relations portion of the Company’s website, https://ir.comeralifesciences.com/financial-information/sec-filings. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Common Stock Warrant

10.1	Securities Purchase Agreement, dated July 31, 2023, by and among the Company and the Purchasers defined therein

10.2	Registration Rights Agreement dated July 31, 2023, by and among the Company and the Purchasers defined therein

99.1	Press Release dated August 1, 2023, titled “Comera Life Sciences Announces $4.1 Million Private Placement”

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2023	COMERA LIFE SCIENCES HOLDINGS, INC.

	By:	/s/ Michael Campbell
	Name:	Michael Campbell
	Title:	Chief Financial Officer